EXHIBIT 5.1

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103-2921

May 20, 2002

ICT Group, Inc.
100 Brandywine Boulevard
Newtown, PA 18940

Re:    ICT Group, Inc.
Registration Statement on Form S-3
File No. 333-87912

Ladies and Gentlemen:

As counsel to ICT Group, Inc., a Pennsylvania corporation (the “Company”), we have assisted in the preparation of the subject Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of up to 3,450,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), consisting of up to 2,300,000 Shares (the “Company Shares”) proposed to be offered by the Company and 1,150,000 Shares proposed to be offered by certain of the selling shareholders referred to in the Registration Statement (the “Selling Shareholders”) from time to time at prices and on terms to be determined at the time of offering pursuant to the Registration Statement, the prospectus included therein (the “Prospectus”) or in a post-effective amendment to the Registration Statement or one or more supplements to the Prospectus (each such prospectus included in such post-effective amendment or each such supplement, a “Prospectus Supplement”).

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Prospectus; (c) the Articles of Incorporation, as amended to date (the “Articles”), and the Bylaws, as amended to date, of the Company (the “Bylaws”); (d) certain records of the Company’s corporate proceedings as reflected in its minute books; and (e) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. With respect to matters of fact relevant to our opinion, we have relied upon representations made by the Company in other documents examined by us and other representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. We have further assumed that:

(1)  the issuance, sale and number of Shares to be offered from time to time will be duly authorized and established, in accordance with the Articles, the Bylaws and applicable Pennsylvania law (each, a “Board Action”);

(2)  the Registration Statement will have become effective and comply with all applicable laws;

(3)  the Registration Statement and any post-effective amendment thereto will be effective and, as may be so amended, will comply with all applicable laws at the time the Shares are offered or issued as contemplated by the Registration Statement;

(4)  a Prospectus Supplement or Prospectus Supplements will have been prepared and filed with the Commission describing the Shares offered thereby and will comply with all applicable laws;

(5)  all Shares have been or will be issued, and will be sold, in compliance with applicable federal and state law; and

(6)  if applicable, a definitive purchase, underwriting or similar agreement with respect to any Shares offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

The opinion set forth below is limited to the laws of the Commonwealth of Pennsylvania.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1)  Upon due authorization by Board Action of the issuance and sale of the Company Shares and upon issuance and delivery of the Company Shares against payment for the Company Shares (in an amount per share at least equal to the par value of the Common Stock) in accordance with the terms of such Board Action and as contemplated by the Registration Statement and/or any applicable Prospectus Supplement or Prospectus Supplements (which shall, in either case, provide for payment of consideration per share that shall be at least equal to the par value of the Common Stock), the Company Shares will be validly issued, fully paid and nonassessable.

(2)  The outstanding Shares owned by the Selling Shareholders are, and the Shares that are issuable to the Selling Shareholders upon exercise of stock options held by the Selling Shareholders, when issued to the Selling Shareholders upon exercise of such options and upon payment for the Shares underlying such options in accordance with the terms of such options and the Company’s 1987 Stock Option Plan, Equity Incentive Plan, 1996 Equity Compensation Plan or 1996 Non-Employee Directors Plan, as applicable, will be, validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/    MORGAN, LEWIS & BOCKIUS LLP

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